1994

                                LILLY STOCK PLAN


    The 1994 Lilly Stock Plan ("1994 Plan") authorizes the Compensation and Management Development Committee ("Committee") to provide officers and other key executive, management, professional, and administrative employees of Eli Lilly and Company and its subsidiaries with certain rights to acquire shares of Eli Lilly and Company common stock ("Lilly Stock"). The Company believes that this incentive program will benefit the Company's shareholders by allowing the Company to attract, motivate, and retain key employees and by causing those employees, through stock-based incentives, to contribute materially to the growth and success of the Company. For purposes of the 1994 Plan, the term "Company" shall mean Eli Lilly and Company and its subsidiaries, unless the context requires otherwise.

1.  Administration.

    The 1994 Plan shall be administered and interpreted by the Committee consisting of not less than three persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Committee only if he or she (i) is not eligible and has not received a Grant under the 1994 Plan or the 1989 Plan for at least one year before his or her appointment and otherwise satisfies the definition of a "disinterested person" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall determine the fair market value of Lilly Stock for purposes of the 1994 Plan. The Committee may, subject to the provisions of the 1994 Plan, from time to time establish such rules and regulations as it deems appropriate for the proper administration of the Plan. The Committee's decisions shall be final, conclusive, and binding with respect to the interpretation and administration of the 1994 Plan and any Grant made under it.

2.  Grants.

    Incentives under the 1994 Plan shall consist of incentive stock options, nonqualified stock options, performance awards, and restricted stock grants (collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with the 1994 Plan as the Committee deems appropriate. The Committee shall approve the form and provisions of each Grant. Grants under a particular section of the 1994 Plan need not be uniform and Grants under two or more sections may be combined in one instrument.

3.  Eligibility for Grants.

    Grants may be made to any employee of the Company who is an officer or other key executive, managerial, professional, or administrative employee, including a person who is also a member of the Board of Directors ("Eligible Employee"). The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.

4.  Shares Available for Grant.

    (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Lilly Stock that may be issued or transferred under the 1994 Plan is 12,500,000. The shares may be authorized but unissued shares or treasury shares. The number of shares available for Grants at any given time shall be 12,500,000, reduced by the aggregate of all shares previously issued or transferred and of shares which may become subject to issuance or transfer under then-outstanding Grants. Payment in cash in lieu of shares shall be deemed to be an issuance of the shares for purposes of determining the number of shares available for Grants under the 1994 Plan as a whole or to any individual Grantee.

    (b) Adjustment Provisions. If any subdivision or combination of shares of Lilly Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with Eli Lilly and Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Lilly Stock through a spin off or other extraordinary distribution, the Committee shall make such adjustments as it determines appropriate in the number of shares of Lilly Stock that may be issued or transferred in the future under Sections 4(a), 5(f), and 6(f). The Committee shall also adjust as it determines appropriate the number of shares and Option Price in outstanding Grants made before the event.

5.  Stock Options.

    The Committee may grant options qualifying as incentive stock options under the Code ("Incentive Stock Options"), and nonqualified options (collectively, "Stock Options"). The following provisions are applicable to Stock Options:

     (a) Option Price. The Committee shall determine the price at which Lilly Stock may be purchased by the Grantee under a Stock Option ("Option Price") which shall be not less than the fair market value of Lilly Stock on the date the Stock Option is granted (the "Grant Date"). In the Committee's discretion, the Grant Date of a Stock Option may be established as the date on which Committee action approving the Stock Option is taken or any later date specified by the Committee.

     (b) Option Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date.

     (c) Exercise of Option. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Company or its representative as designated by the Committee, either with or without accompanying payment of the Option Price. The notice of exercise, once delivered, shall be irrevocable.

     (d) Satisfaction of Option Price. The Grantee shall pay or cause to be paid the Option Price in cash, or with the Committee's permission, by delivering shares of Lilly Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and shares. The Grantee shall pay the Option Price not later than 30 days after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Lilly Stock on the exercise date, the number of shares of Lilly Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the 30-day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Lilly Stock upon exercise of a Stock Option until the Option Price and any required withholding tax are fully paid.

     (e) Share Withholding. With respect to any nonqualified option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by having the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

     (f) Limits on Individual Grants. No individual Grantee may be granted Stock Options under the 1994 Plan for more than 750,000 shares of Lilly Stock in any three consecutive calendar years.

     (g) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 1994 Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Grant Date. An Incentive Stock Option shall not be granted to any Eligible Employee who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company.

6.  Performance Awards.

     The Committee may grant Performance Awards which shall be denominated at the time of grant either in shares of Lilly Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in shares of Lilly Stock ("Performance Shares"), or in cash or in any combination thereof, if the financial performance of the Company or any subsidiary, division, or other unit of the Company ("Business Unit") selected by the Committee meets certain financial goals established by the Committee for the Award Period. The following provisions are applicable to Performance Awards:

     (a) Award Period. The Committee shall determine and include in the Grant the period of time (which shall be four or more consecutive fiscal quarters) for which a Performance Award is made ("Award Period"). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. Award Periods for different Grants may overlap. A Performance Award may not be granted for a given Award Period after one half (1/2) or more of such period has elapsed.

     (b) Performance Goals and Payment. Before a Grant is made, the Committee shall establish objectives ("Performance Goals") that must be met by the Business Unit during the Award Period as a condition to payment being made under the Performance Award. The Performance Goals, which must be set out in the Grant, are limited to earnings per share, divisional income, net income, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also set forth in the Grant the number of Performance Shares or the amount of payment to be made under a Performance Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 6(f)).

     (c) Computation of Payment. After an Award Period, the financial performance of the Business Unit during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares or the amount of payment to be made under a Performance Award in accordance with the grant for each Grantee. The Committee, in its sole discretion, may elect to pay part or all of the Performance Award in cash in lieu of issuing or transferring Performance Shares. The cash payment shall be based on the fair market value of Lilly Stock on the date of payment (subject to Section 6(f)). The Company shall promptly notify each Grantee of the number of Performance Shares and the amount of cash, if any, he or she is to receive.

     (d) Revisions for Significant Events. At any time before payment is made, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur during an Award Period which have a substantial effect on the Performance Goals and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made; provided, however, that no such revision shall be made with respect to a Performance Award to the extent that the Committee determines the revision would cause payment under the Award to fail to be fully deductible by the Company under Section 162 (m) of the Code.

     (e) Requirement of Employment. To be entitled to receive payment under a Performance Award, a Grantee must remain in the employment of the Company to the end of the Award Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

     (f) Maximum Payment. No individual may receive Performance Award payments in respect of Stock Performance Awards in excess of 30,000 shares of Lilly Stock in any calendar year or payments in respect of Dollar Performance Awards in excess of $2,000,000 in any calendar year. No individual may receive both a Stock Performance Award and a Dollar Performance Award for the same Award Period.

7.  Restricted Stock Grants.

    The Committee may issue or transfer shares of Lilly Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

     (a) Requirement of Employment. If the Grantee's employment terminates during the period designated in the Grant as the "Restriction Period," the Restricted Stock Grant terminates and the shares of Lilly Stock must be returned immediately to the Company. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

     (b) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Lilly Stock except to a Successor Grantee under Section 10(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall be held in escrow by the Company until the expiration of the Restriction Period.

     (c) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse (i) upon the expiration of the Restriction Period if all conditions stated in Sections 7(a) and (b) have been met or
(ii) as provided under Section 9(a)(ii). The Grantee shall then be entitled to delivery of the certificate.

8.  Amendment and Termination of the 1994 Plan.

     (a) Amendment. The Company's Board of Directors may amend or terminate the 1994 Plan, subject to shareholder approval to the extent necessary for the continued applicability of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), but no amendment shall withdraw from the Committee the right to select Grantees under Section 3.

     (b) Termination of 1994 Plan. The 1994 Plan shall terminate on the fifth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the 1994 Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 10(e). The termination of the 1994 Plan shall not impair the power and authority of the Committee with respect to outstanding Grants. Whether or not the 1994 Plan has terminated, an outstanding Grant may be terminated or amended under Section 10(e) or may be amended (i) by agreement of the Company and the Grantee consistent with the 1994 Plan or (ii) by action of the Committee provided that the amendment is consistent with the 1994 Plan and is found by the Committee not to impair the rights of the Grantee under the Grant.

9.  Change of Control.

     (a)  Effect on Grants.   Unless the Committee shall otherwise expressly
provide in the agreement relating to a Grant, upon the occurrence of a Change of Control (as defined below):

     (i) In the case of Stock Options, (y) each outstanding Stock Option that is not then fully exercisable shall automatically become fully exercisable until the termination of the option exercise period of the Stock Option (as modified by subsection (i)(z) that follows), and (z) in the event the Grantee's employment is terminated within two years after a Change of Control, his or her outstanding Stock Options at that date of termination shall be immediately exercisable for a period of three months following such termination, provided, however, that, to the extent the Stock Option by its terms otherwise permits a longer option exercise period after such termination, such longer period shall govern, and provided further that in no event shall a Stock Option be exercisable more than 10 years after the Grant Date;

     (ii) The Restriction Period on all outstanding Restricted Stock Grants shall automatically expire and all restrictions imposed under such Restricted Stock Grants shall immediately lapse; and

     (iii) Each Grantee of a Performance Award for an Award Period that has not been completed at the time of the Change of Control shall be deemed to have earned a minimum Performance Award equal to the product of (y) such Grantee's maximum award opportunity for such Performance Award, and (z) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Award Period to the date on which the Change of Control occurs, and the denominator of which is the total number of months in such Award Period.

     (b)  Change of Control.   For purposes of the 1994 Plan, a Change of
Control shall mean the happening of any of the following events:

     (i) The acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (v) the Company, (w) any subsidiary of the Company, (x) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity, (y) Lilly Endowment, Inc., or (z) any person who acquires such shares pursuant to a transaction or series of transactions approved prior to such transaction(s) by the Board of Directors of the Company) of "beneficial ownership," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (or which would have such voting power but for the application of the Indiana Control Share Statute) ("Voting Stock");

     (ii) the first day on which less than two-thirds of the total membership of the Board of Directors of the Company shall be Continuing Directors (as that term is defined in Article 13(f) of the Company's Articles of Incorporation);

     (iii) approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

     (iv) approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

10.  General Provisions.

     (a) Prohibitions Against Transfer. Only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights. The rights under a Grant may not be disposed of by transfer, alienation, pledge, encumbrance, assignment, or any other means, whether voluntary, involuntary, or by operation of law, and any such attempted disposition shall be void; provided, however, that when a Grantee dies, the personal representative or other person entitled under a Grant under the 1994 Plan to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, performance award, or restricted stock grant granted by such other corporation ("Substituted Stock Incentive"). The terms and conditions of the substitute Grant may vary from the terms and conditions required by the 1994 Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where possible the provisions of the Substituted Stock Incentives. The Committee shall also determine the number of shares of Lilly Stock to be taken into account under Section 4.

     (c) Subsidiaries. The term "subsidiary" means a corporation of which Eli Lilly and Company owns directly or indirectly 50% or more of the voting power.

     (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

     (e) Compliance with Law. The 1994 Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Lilly Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation. The Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

     (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Lilly Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

     (g) No Right to Employment. The 1994 Plan and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of a Grantee at any time, with or without notice or cause.

     (h) Foreign Jurisdictions. The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the 1994 Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to Grantees who are subject to such laws.

     (i) Governing Law. The 1994 Plan and all Grants made under it shall be governed by and interpreted in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable Indiana conflict-of-laws principles.

     (j) Effective Date of the 1994 Plan. The 1994 Plan shall become effective upon its approval by the Company's shareholders at the annual meeting to be held on April 18, 1994, or any adjournment of the meeting.


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